SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

[ ] Definititive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

                      Transnational Financial Network, Inc.
                (Name of Registrant as Specified In Its Charter)

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Acts Rules 14a-(6)(i)(1) and 0-11.

         1) Title of each class of securities to which transaction applies.

         2) Aggregate number of securities to which transaction applied:



         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):



         4) Proposed maximum aggregate value of transaction:




         5) Total fee paid:





[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-12(a)(2) and
identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, of the Form or Schedule and the date of its filing.

1) Amount Previously Paid.

     ---------------------

2) Form, Schedule or Registration Statement No.:

     ---------------------

3) Filing Party:

    ---------------------

4) Date Filed:

                      TRANSNATIONAL FINANCIAL NETWORK, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held June 28, 2001

To the Stockholders of Transnational Financial Corporation:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Transnational Financial Corporation (the "Company"), a California corporation, will be held on Thursday, June 28, 2001, beginning at 11:00 a.m., San Francisco time, at 401 Taraval Street, San Francisco, CA 94116 for the following purposes:

      1. To elect six directors to serve until the next Annual Meeting of Stockholders of the Company or until their respective successors are elected and qualified;

      2. To amend the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock to 20,000,000;

      3. To ratify the appointment of Grant Thornton LLP as the Company's independent auditors; and

      4. To transact such other business as may properly come before the meeting or any adjournment thereof.

      The Board of Directors has fixed May 25, 2001 as the record date for the determination of the stockholders entitled to notice of, and to vote at, this meeting. The list of stockholders entitled to vote will be available for examination by any stockholder at the Company's executive offices at 401 Taraval Street, San Francisco, CA 94116 for ten days prior to June 28, 2001.

      You are cordially invited to attend the meeting in person, if possible. If you do not expect to be present in person, please sign and date the enclosed proxy and return it in the enclosed envelope, which requires no postage if mailed in the United States. The proxy must be signed by all registered holders exactly as the stock is registered. It will assist us in preparing for the meeting if you will return your signed proxies promptly regardless of whether you expect to attend in person or have many or few shares.



                       BY ORDER OF THE BOARD OF DIRECTORS



      San Francisco, CA

      May 31, 2001

            -----------------------------------------------------------------

                                    IMPORTANT

As a stockholder, you are urged to complete and mail the proxy promptly whether or not you plan to attend this Annual Meeting of Stockholders in person. It is important that your shares be voted.

            ------------------------------------------------------------------

                      TRANSNATIONAL FINANCIAL NETWORK, INC.
                   401 Taraval Street, San Francisco, CA 94116

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held June 28, 2001


      This Proxy Statement is furnished to stockholders of Transnational Financial Network, Inc., a California corporation (the "Company"), in connection with the solicitation by order of the Board of Directors of the Company of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on June 28, 2001, and is being mailed with proxies to such stockholders on or about May 31, 2001. Proxies in the form enclosed, properly executed by stockholders and returned to the Company, which are not revoked, will be voted at the meeting. The proxy may be revoked at any time before it is voted.

      The 2000 Annual Report of the Company covering the fiscal year ended December 31, 2000, is being mailed herewith to stockholders. It does not form any part of the material for the solicitation of proxies.

                            Outstanding Capital Stock

      The record date for stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders was the close business on May 25, 2001. At the close of business on that date the Company had issued, outstanding and entitled to vote at the meeting 4,279,310 shares of Common Stock (the "Common Stock").

                                Quorum And Voting

      The presence, in person or by proxy, of the holders of a majority of the total combined voting power of the outstanding capital stock of the Company is necessary to constitute a quorum at the Annual Meeting of Stockholders. In deciding all questions, a holder of Common Stock shall be entitled to one vote, in person or by proxy, for each share in the stockholder's name on the record date. At the record date, the total number of votes which could be cast by all holders of capital stock of the Company was 4,217,310.

                        Action to Be Taken at The Meeting

      The accompanying proxy, unless the stockholder specifies otherwise therein, will be voted (i) FOR the election as directors of the Company the persons named under the caption "Election of Directors"; (ii) FOR the amendment to the Company's Articles of Incorporation to increase the number of authorized shares of common stock to 20,000,000; (iii) FOR the ratification of the appointment of Grant Thronton LLP; as the Company's independent auditors for the fiscal year ending December 31, 2001; and (iv) in the discretion of the proxy holders on any other matters that may properly come before the meeting or any adjournment thereof.

      In order to be elected a director, a nominee must receive a plurality of the votes cast at the meeting for the election of directors. To amend the Company's Articles of Incorporation to increase the number of authorized shares of common stock to 20,000,000 requires the approval of the majority of all the shares outstanding. The ratification of the appointment of Grant Thronton LLP as the Company's independent auditors requires a plurality of the votes cast at the meeting. (see "Quorum and Voting").

      When the giver of the proxy has appropriately specified how the proxy is to be voted, it will be voted accordingly. Your attention is directed to the accompanying proxy which provides a method for stockholders to withhold authority to vote for one or more nominees for director and to vote against or to abstain from voting on the other matters offered for approval. If any other matter or business is brought before the meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the judgment of the person or persons voting the share subject to the proxy, but management does not know of any such other matter or business.

      Should any nominee named herein for the office of director become unable or unwilling to accept nomination or election, the person or persons acting under the proxy will vote for the election in his place of such other person, if any, as management may recommend; however, management has no reason to believe that any of the nominees will be unable or unwilling to serve if elected. Each nominee has expressed to management his intention that, if elected, he will serve the entire term for which his election is sought.

                      Committees of the Board of Directors

      The Company's Board of Directors has established an Audit Committee and a Compensation Committee whose members are Messrs. Gaskins, Shuey and Forrester. Each of the members of the Audit Committee satisfies the American Stock Exchange's definition of independence. The Audit Committee met twice during 2000. The duties of the audit Committee are to recommend to the entire Board of Directors the selection of independent certified public accountants to perform an audit of the financial statements of the Company, to review the activities and report of the independent certified public accountants, and to report the results of such review to the entire Board of Directors. The audit Committee also monitors the internal controls of the Company.

      The Audit Committee's report and charter are set forth in Appendix A hereto.

      The duties of the Compensation Committee are to provide a general review of the Company's Compensation and benefit plans to ensure that they meet corporate objectives and to administer or oversee the Company's Stock Option Plan and other benefit plans. In addition, the Compensation Committee reviews the compensation of officers of the Company and the recommendations of the Chief Executive Officer on (i) compensation of all employees of the Company and (ii) adopting and changing major Company compensation policies and practices. Except with respect to the administration of the Stock Option Plan, the Compensation Committee will report its recommendations to the entire Board of Directors for approval.

                              Director Compensation

      The following sets forth certain information regarding compensation of directors paid for services in 2000 and those appointed to serve as directors other than named executive officers:

                                                                                                Number of
                                 Annual                     Consulting                         Securities
                                Retainer         Meeting    Fees/Other      Number of          Underlying
       Name                       Fees            Fees         Fees          Shares               Options
------------------           ------------       --------    -----------   -----------          ------------

Robert A. Shuey                     -            $12,500         -                -                23,000

Robert A. Forrester                 -            $12,500        $26,637           -                23,000

Alex Rotzang                        -            $12,500         -                -                20,000

J. Peter Gaskins                    -            $11,500        $13,831           -                18,000

Hilary Whitley                      -             $4,000        $15,000           -                15,000(1)



(1) Includes options for 15,000 shares options automatically granted effective March 1, 2000 to each director pursuant to the 2000 Stock Incentive Plan. The right to exercise this option has expired for Ms. Whitley

         Non-employee directors of the Company receive $1,000 per month for each month the director served. The director also receives $500 per meeting attended and related travel expenses.

         On the date of the annual meeting stockholders, non-employee directors of the Company receive options to acquire 5,000 shares of Common Stock at an exercise price equal to the Common Stock on that day. In fiscal 2000 members of the audit committee also receive options to acquire 3,000 shares of Common Stock at an exercise price equal to the Common Stock on the date of the annual meeting. These grants were made pursuant to the 2000 Stock Incentive Plan.

         In 2000 the Company's Board of Directors met nine times.

                              Election of Directors

         Directors of California corporations are to be elected at the meeting to hold office until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified. It is intended that the shares, subject to the proxies solicited hereby, will be voted for the following nominees, whose age and position with the Company is indicated in the table, for director, unless otherwise specified on the proxy:

            Name                 Age      Position

         Joseph Kristul          53       Chief   Executive    Officer   and
                                          Treasurer, Director

         Maria Kristul           53       President, Director

         Robert A. Shuey         46       Director

         Robert A. Forrester     56       Director

         Alex Rotzang            56       Director

         J. Peter Gaskins        52       Director



         Joseph Kristul founded the Company in 1985, has been a director and officer since that time and has been responsible for the Company's overall management since the Company's inception, emphasizing mortgage loan pricing, funding, administration and sales. Beginning in 1995 Mr. Kristul created the Company's wholesale division, developing the Company's base of brokers, which deliver loan product, and implementing systems and controls on the quality of the product delivered by brokers.

         Maria Kristul founded the Company in 1985, has been a director and officer since 1991, and has been responsible for the Company's retail division since the Company's inception. As well as personally originating approximately 60%, in 1998, of the retail division's production, Ms. Kristul oversees the retail division's day to day operations including training and managing that divisions sales and loan processing staff and its quality assurance.

         Joseph and Maria Kristul are husband and wife.

         Robert A. Shuey, III, has been a director of the Company since August 1998. Mr. Shuey, III 46 is Managing Director of Corporate Finance forRushmore Securities Corporation. Prior to joining RSC in January 2001 Mr.Shuey was Managing Director of Corporate Finance of Institutional Equity Corporation from January 1999 through December 2000. Mr. Shuey was also CEO of Institutional Equity Corporation from January 1999 to December 2000. From September 1997 to December 1998 Mr. Shuey was Managing Director of Corporate Finance for Tejas Securities Group, Inc. From October 1996 to August 1997 Mr. Shuey was Vice President of Corporate Finance for National Securities Corporation. From April 1994 to October 1996 Mr. Shuey was Managing Director of Corporate Finance for Centex Securities Corporation (Formerly La Jolla Securities Corporation) Mr. Shuey also serves on the Board of Directors of Streamedia Communications, Inc.
(SMIL); Agility Capital, Inc.(AUBD); and Rampart Capital Corporation (RAC).

         Robert A. Forrester became a director of the Company in March 1999. Mr. Forrester is an attorney and has practiced in his own firm since April 1989. Mr. Forrester is a member of the State Bars of Texas and California.

         Alex Rotzang became a director in August, 1999. He is Chairman of NoreX Pertroleum Limited, an international oil and gas company based in Cyprus and Calgary, Canada. Mr. Rotzang formed NoreX Petroleum Limited in 1994 and has 23 years experience in the oil and gas industry.

         J. Peter Gaskins became a director of the Company in January 2000. He has over 25 years experience in capital management and investment banking and is presently a strategic and financial consultant to private and small publicly held companies. He provides private investment banking and consulting services through Clarion Associates, Inc., a firm he founded in 1991. Recently he has consulted with several e-commerce companies by assisting in the developing marketing, operational and financial strategies, including management compensation plans. He has also developed strategic planning for manufacturing and capital management companies as they merge or reorganize. Prior to 1991 he was Chief Executive Officer and President of NatWest Securities USA, the United States institutional stock brokerage business for National Westminster, Britain's largest commercial bank. Mr. Gaskins is an honors graduate in statistics from Harvard College and received a Masters in Business Administration from Harvard University.

         THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY IS REQUIRED TO ELECT A DIRECTOR. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE INDIVIDUALS NAMED ABOVE. ALL PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS ON THE FORM OF PROXY. WHERE NO SPECIFICATION IS MADE, PROXIES WILL BE VOTED "FOR" EACH OF THE ABOVE NOMINEES FOR DIRECTOR.

                  APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED
                             SHARES OF COMMON STOCK

         Presently there are 4,279,310 shares of Common Stock issued and outstanding, and there are 10,000,000 shares of Common Stock authorized. A total of 240,000 shares are reserved for non-plan options and 763,672 are reserved for issuance under the Company's 2000 Stock Incentive Plan. The proposal submitted herewith is to increase the number of authorized shares of Common Stock to 20,000,000. The Company presently has no plans to issue any of the additional shares of Common Stock that it would be authorized to issue as a result of this increase. The Company needs to be in the position to issue additional shares of stock in the event it desires to seek additional funding or enter into a possible restructuring.

         THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY IS REQUIRED TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 20,000,000. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE 2000 STOCK INCENTIVE PLAN. ALL PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS ON THE FORM OF PROXY. WHERE NO SPECIFICATION IS MADE, PROXIES WILL BE VOTED "FOR" THE AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO INCRASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

                       APPOINTMENT OF INDEPENDENT AUDITORS

         Based upon the recommendation of the Audit Committee, the Board of Directors has selected the firm of Grant Thronton LLP as independent auditors of the Company for the fiscal year ending December 31, 2001, upon approval by a majority of the stockholders present in person or represented by proxy at the Annual Meeting of Stockholders. Grant Thronton LLP has served as the Company's independent auditors since the fiscal year ending December 31, 2000. A representative of that firm is expected to be present at the Annual Meeting of Stockholders. Said representative will be available to answer questions and will be afforded an opportunity to make a statement if he or she so desires.

         For audit services rendered to the Company in fiscal 2000, the Company paid Grant Thronton LLP ___________ for audit services and ___________ in other fees, principally consisting of services relating to tax work and filings with the Securities and Exchange Commission.

         THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY IS REQUIRED TO APPROVE AND APPOINT THE AUDITORS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE APPOINTMENT OF THE AUDITORS. ALL PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS ON THE FORM OF PROXY. WHERE NO SPECIFICATION IS MADE, PROXIES WILL BE VOTED "FOR" THE APPROVAL OF THE AUDITORS.

Changes in Registrant's Certifying Accountant.

         On May 12, 2000, the Company appointed Grant Thornton LLP as its independent auditor. On April 13, 2000, Deloitte & Touche LLP (the "Accountant") informed the Company that the Accountant was resigning as the Company's independent auditors. Deloitte & Touche had submitted a letter to the Securities & Exchange Commission to the effect that it has no material disagreements with the statements made in Item 4 of the Form 8-K filed with the Securities and Exchange Commission relating to that resignation, confirming that the Accountant had no disagreements with management of the Company related to matters that are material to the Company's 1999 financial statements.

         In connection with the resignation of Deloitte & Touche LLP, management represents as follows:

                  (a) There have been no disputes between management and the auditors and the auditors' reports contained no adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

                  (b) The Company's Board of Directors has not, as of the date hereof, reviewed the resignation of the Accountant.

                  (c) During the registrant's two most recent fiscal years and any subsequent interim period there were no disagreements with the Accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The registrant has authorized the Accountant to respond fully to the inquiries of the successor accountant, which as of the date hereof has not been appointed.

                  (d) The Accountant expressed no disagreement or difference of opinion regarding any "reportable" event as that term is defined in
         Item 304(a)(1)(iv) of Regulation S-K, including but not limited to:

                           (i) the Accountant has not advised the registrant
                  that the internal controls necessary for the registrant to develop reliable financial statements do not exist;

                           (ii) the Accountant has not advised the registrant
                  that information has come to the Accountant's attention that has led it to no longer be able to rely on management's representations, or that has made it unwilling to be associated with the financial statements prepared by management;

                           (iii) the Accountant has not advised the registrant
                  of the need to expand significantly the scope of its audit, or notified the registrant that information has come to the Accountant's attention that if further investigated may (A) materially impact the fairness or reliability of either: a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that may prevent it from rendering an unqualified audit report on those financial statements), or
                  (B) cause it to be unwilling to rely on management's representations or be associated with the registrant's financial statements, and due to the Accountant's resignation (due to audit scope limitations or otherwise) or dismissal, or for any other reason, the Accountant did not so expand the scope of its audit or conduct such further investigation;

                           (iv) the Accountant has not advised the registrant
                  that information has come to the Accountant's attention that it has concluded materially impacts the fairness or reliability of either (A) a previously issued audit report or the underlying financial statements, or (B) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to the Accountant's satisfaction, would prevent it from rendering an unqualified audit report on those financial statements), and due to the Accountant's resignation, or for any other reason, the issue has not been resolved to the Accountant's satisfaction prior to its resignation.

Executive Officers and Compensation
      The following table sets forth certain information regarding the Company's executive officers.

      Name           Age     Position

Joseph Kristul       53      Chief Executive Officer and Treasurer, Director
Maria Kristul        53      President, Director

      Biographical information regarding the Company's executive officers that are also directors are set forth under the caption "Election of Directors" on page 3.

      The following table sets forth certain information concerning the compensation of the chief executive officer of the Company and the other executive officers of the Company whose total annual salary and bonus exceeded $100,000, for the fiscal years ended December 31, 2000, 1999, and 1998.

                           Summary Compensation Table

      Name and                                     Annual Compensation                  All Other
Principal Position             Fiscal Year           Salary              Bonus        Compensation

Joseph Kristul (1)                  2000            $250,000               0                     0
Chief Executive Officer             1999            $166,667            $57,661           $389,605
                                    1998             $12,000               -              $256,536



Maria Kristul (1)                   2000            $300,000            $47,516                  0
President                           1999            $296,887               -              $389,605
                                    1998             $12,000               -              $256,537

William A. Russell (2)              2000            $187,500               -                     0
Vice President

Teri Saldivar (3)                   2000            $187,500               -                     0
Vice President

      ----------------
      (1) All Other Compensation represent distributions made to Joseph and Maria Kristul in connection with the Company's status as an S corporation.
      (2) Mr. Russell was a Principal in LRS, Inc. and served as a director of the Company until July 2000. He was not compensated for service as a director.
      (3) Ms. Saldivar was a Principal in LRS, Inc.

      (4) All Other Compensation represent distributions made to Joseph and Maria Kristul in connection with the Company's status as an S corporation until May 1998.

Section 16(a) Beneficial Ownership Reporting Compliance.

      In July 1999, Mr. Rotzang was named a director of the Company and his Form 3 is anticipated to be filed in June 2001.

Certain Relationships and Related Transactions

      In 2000 the Company paid Mr. Forrester $26,637 for legal services rendered to the Company, and in 1999 the Company paid Mr. Forrester $62,647 for legal services rendered to the Company. In 2000 the Company paid Mr. Gaskins $13,831 for consulting services with respect to the 2000 Stock Incentive Plan, organizing and restructuring the Board and on documentation related to the subordinated debt placement.

      Joseph Kristul and Maria Kristul have each guaranteed three of the Company's four financing facilities.

                            CERTAIN BENEFICIAL OWNERS

      The following table sets forth certain information regarding the beneficial ownership as of March 15, 2000, of the Common stock by (a) each person known by the Company to be a beneficial owner of more than 5% of the outstanding shares of Common Stock, (b) each director of the Company, (c) each Named Executive Officer, and (d) as directors and executive officers of the Company as a group. Unless otherwise noted, each beneficial owner named below has sole investment and voting power with respect to the Common Stock shown below as beneficially owned by him.

     Name and Address of           Number of            Percent
      Beneficial Owner             Shares Owned         Owned

Kristul Family LLC(1)(2)           2,329,960            51.3%
401 Taraval Street
San Francisco, CA 94116

Joseph Kristul(1)(2)               2,377,060            52.3
401 Taraval Street
San Francisco, CA 94116

Maria Kristul(1)(2)(3)             2,377,060            52.3
401 Taraval Street
San Francisco, CA 94116

Robert A. Shuey(4)(5)                 43,100             0.9
8214 Westchester
Suite 500
Dallas, TX 75225

Robert A. Forrester(4)(5)             55,500             1.2
1215 Executive Drive West
Suite 102
Richardson, TX 75081

Alex Rotzang                          20,000             0.4

J. Peter Gaskins                      74,000             1.6
8119 Kloshe Ct. South
Salem, OR 97306

William Russell                      347,586             7.6
1725 Bascom Ave., Suite 100
Campbell, CA 95008

All Executive Officers  and
 Directors as a group
(11 persons)(3)(4)(5)              3,069,770            72.4%

-------------------
(1) Joseph Kristul is a managing member of the Kristul Family LLC and the beneficial owner of 42.5% of the shares held by the Kristul Family LLC and is jointly with Maria Kristul the beneficiary of a trust that is a member owning 15% of the Kristul Family LLC.
(2) Maria Kristul is a managing member of the Kristul Family LLC and the beneficial owner of 42.5% of the shares held by the Kristul Family LLC and is jointly with Joseph Kristul the beneficiary of a trust that is a member owning 15% of the Kristul Family LLC.
(3) Includes 30,000 shares that Mrs. Kristul has the right to acquire for $7.50 per share pursuant to the Company's 1998 Stock Option Plan.
(4) Includes 20,000 shares of Common Stock and Messrs. Shuey, and Forrester each have the right to acquire pursuant to a non-qualified option at an exercise price of $7.50.
(5) Includes 23,000 shares Messrs Shuey and Forrester, 20,000 shares Mr. Rotzang, 18,000 shares Mr. Gaskins each have the right to acquire at an exercise price of $1.00 pursuant to the Company's 2000 Incentive Stock Plan.

                              STOCKHOLDER PROPOSALS

      Any proposals from stockholders to be presented for consideration for inclusion in the proxy material in connection with the next Annual Meeting of Stockholders of the Company scheduled to be held in May of 2002 must be submitted in accordance with the rules of the Securities and Exchange Commission and received by the Secretary of the Company at the mailing address set forth hereinafter no later than the close of business on January 31, 2002.

                                  OTHER MATTERS

      The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. The expense of preparing, printing, and mailing the form of proxy and the material used in the solicitation thereof will be borne by the Company. In additional to the use of the mails, proxies may be solicited by personal interview, telephone, and telegram by directors, officers, and employees of the Company. Arrangements have been made with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held by record by such persons, and the Company will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

      All information contained in this Proxy Statement relating to the occupation, affiliations, and securities holdings of directors and officers of the Company and their transactions with the Company is based upon information received from the individual directors and officers.

      Your directors and officers desire that all stockholders be represented at the Annual Meeting of Stockholders. In the event you cannot attend in person, please date, sign, and return the enclosed proxy in the enclosed, post-paid envelope at your earliest convenience so that your shares may be voted. The proxy must be signed by all registered holders exactly as the stock is registered.

      The Company will furnish without charge a copy of its Annual Report of Form 10-K, including the financial statements and the schedules thereto, for the fiscal year ended December 31, 2000 filed with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 to any stockholder upon written request to 401 Taraval Street, San Francisco, CA 94116. A copy of the exhibits to such report will be furnished to any stockholder upon written request therefor and payment of a nominal fee.

      By Order of the Board of Directors.


      Joseph Kristul Chairman of the Board of Directors

      San Francisco, California
      May 31, 2001

                                   APPENDIX A

                             AUDIT COMMITTEE REPORT


                                  Introduction


      The Audit Committee of the Board of Directors (the "Audit Committee") is comprised of J. Peter Gaskins, Robert A. Shuey and Robert A. Forrester. The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors, as well as the other matters set forth in the charter attached hereto. Management of the Company is responsible primarily for the effectiveness of the Company's accounting policies and practices, financial reporting and internal controls.

                               Independence Review


      The Board of Directors appointed the present Audit Committee in May 2000. In conjunction with other activities for fiscal year 2000, the Audit Committee reviewed and discussed the Company's audited financial statements with management of the Company. The members of the Audit Committee also discussed with the Company's independent auditors the matters required by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380) and considered the compatibility of nonaudit services with the auditor's independence. The Audit Committee received from the Company's independent auditors the written disclosures and the letter required by the Independence Standards Board Standard No. 1, and discussed with the independent certified accountants the independent auditors independence.

      Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

           Submitted by the Audit Committee of the Board of Directors


J. Peter Gaskins, Chairman
Robert A. Shuey
Robert A. Forrester

                      TRANSNATIONAL FINANCIAL NETWORK, INC.

                         CHARTER OF THE AUDIT COMMITTEE

                                       OF

                             THE BOARD OF DIRECTORS

                                  JUNE 1, 2000


I.       Mission and Purpose

          The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its responsibility to provide independent and objective oversight of the Company's financial reporting process, the business risk process and internal controls, relationships with independent auditors, and other financial compliance issues of the Company and its subsidiaries and affiliates, if any.

          In addition, the Audit Committee provides avenues of communication to the Board of Directors from the independent auditors and financial management of the Company. The Audit Committee should have a clear understanding with the independent auditors that they must maintain an open and transparent relationship with the Audit Committee and that the ultimate responsibility of the independent auditors is to the Board of Directors through the Audit Committee.


II.      Composition and Independence

          A. The Audit Committee shall consist of no less than two directors, a majority of whom shall meet the independence and experience requirements of the American Stock Exchange

          B. All members shall be financially literate and at least one member shall have accounting or related financial management expertise.

          C. One of the Audit Committee members shall be appointed Committee Chairman by the Board of Directors.


III.     Authority

          A. The Audit Committee is authorized to confer with Company management and other employees to the extent it may deem necessary or appropriate to fulfill its duties.

          B. The Audit Committee is authorized to conduct or originate investigations into any matters within the Audit Committee's scope of responsibilities.

          C. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

IV.     Meetings

          A. The Committee shall meet at least twice annually, or more frequently as circumstances my dictate. The Audit Committee Chairman shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least twice annually with management, the independent auditors and the senior staff member assigned internal audit responsibilities for the Company, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed.

          B. The Committee, or at least its Chairman, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors' limited review procedures.

          C. Meetings of the Committee may be held in person or via teleconference.


V.       Duties

          The Audit Committee shall perform the following specific duties, as well as any others that are necessary in order to achieve its purpose of providing an effective oversight function.

          A. Select, evaluate and, where appropriate, replace the independent auditors.

          B. Review and assess the adequacy of the Audit Committee Charter on an annual basis. The charter will be submitted to the Board of Directors for approval and will be published at least every three years in accordance with SEC regulations.

          C. Ensure that the independent auditors provide a written document (updated at least annually) delineating all relationships between the independent auditors and the Company, its subsidiaries and affiliates. Discuss with the auditors any relationships or services it or its principals may have with the Company, its officers or any of its directors in order to assess the objectivity and independence of the auditors. Provide recommendations to the Board of Directors to take appropriate action if necessary.

          D. Review and discuss with the independent auditors the scope and plan for the performance of the annual audit and quarterly reviews, including the fees to be charged.

          E. Meet formally with the independent auditors, upon completion of their audit, and financial management to discuss the financial reporting process and the results for the year prior to their release to the public. These discussions should include at least the following:

                1. A review of the generally accepted accounting principles selected by the Company, and the consistency of their application, including any changes and the reasons for such changes.

                2. A discussion of the clarity and completeness of the financial statements and related disclosure.

                3. A discussion of the significant financial reporting issues arising in the current year and the Company's accounting and disclosure thereof.

                4. A discussion of the quality, not just the acceptability, of the accounting principles used.

                5. Any other communications as required to be communicated by the independent auditors by the Statement of Auditing Standards (SAS) 61, as amended by SAS 90 relating to the conduct of the audit. Further, the Audit Committee should receive a written communication provided by the independent auditors concerning their judgment about the quality of the Company's accounting principles, as outlined in SAS 61 as amended by SAS 91, and that they concur with management's representations regarding audit adjustments.

          F. Review with the independent auditors the Company's financial and accounting personnel and the adequacy and effectiveness of its accounting and financial controls. Elicit from the independent auditors their recommendations, if any, regarding improvements of internal controls and accounting procedures.

          G. Provide for direct communication with the Company's senior financial officer, in general, as well as regarding the Company's budgeting process.

          H.    Review the appointment of the Company's Chief Financial Officer.

          I. Review the management letter issued by the independent auditors and monitor the implementation of management's response to such letter.

          J. Issue an annual Audit Committee Report to be included in the Proxy Statement. Such report must state whether the Audit Committee has:

                1. Reviewed and discussed the audited financial statements with management;

                2. Discussed with the independent auditors the matters required to be discussed by SAS 61, including modifications or supplements;

                3. Received from the independent auditors disclosures regarding the auditors' independence as required by Independence Standards Board Standard Number 1, including modifications or supplements, and discussed with the auditors their independence;

                4. Recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

          K. The Chairman or designated other member of the Audit Committee, prior to the release of earnings to the public, shall review with management and the independent auditors any significant matters identified as a result of the auditors' interim review procedures. After this review, the Chairman or designated other member shall arrange for receipt of the independent auditors' reports on the reviews of the Company's quarterly financial statements to be filed on Form 10-Q.

          L. Review and determine the significance of actual or potential conflicts of interests involving Company directors or senior officers.

          M. Review with the Company's legal counsel any legal matters that could have a significant impact on the Company's financial statements.

          N. Meet in executive session at least annually with the Company's Chief Financial Officer to discuss the quality of the Company's financial and accounting personnel.

          O. Investigate any matter brought to the attention of the Audit Committee that is within the scope of its responsibilities.


VI.      Other

          While the Audit Committee has the responsibilities and authority set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits, or to determine that the Company's financial statements are complete and accurate or are in accordance with Generally Accepted Accounting Principles. This is the responsibility of management and the independent auditors.

          Neither is it the Audit Committee's responsibility to resolve disagreement, if any, between management and the independent auditors or to assure that the Company is in compliance with laws and regulations pertaining, without limitation, to its business, employment, securities or other laws and regulations.

                                    Exhibit B



RESOLVED, that Article Four (a) of the Corporation's Articles of Incorporation be, and it hereby is deleted in its entirety and a new Article Four (a) be, and it hereby is, adopted to read as follows:

   (a) The Corporation is authorized to issue two classes of shares designated "Preferred Stock" and "Common Stock," respectively. The number of shares of Preferred Stock authorized to be issued is two million (2,000,000) and the number of shares of Common Stock authorized to be issued is twenty million (20,000,000).

                                      PROXY

           This Proxy is Solicited on Behalf of the Board of Directors
                      TRANSNATIONAL FINANCIAL NETWORK, INC.
                                 ANNUAL MEETING
                                  June 28, 2001

         The undersigned hereby appoints Joseph Kristul and Maria Kristul, and each of them, proxies to represent the undersigned, with full power of substitution at the Annual Meeting of Stockholders of Transnational Financial Corporation, to be held on Thursday, June 28, 2001, at 11:00 a.m. at 401 Taraval Street, San Francisco, CA 94116 and at any and all adjournments thereof:

1.       ELECTION OF DIRECTORS

FOR all nominees listed below       /   /

WITHHOLD AUTHORITY to vote for all nominees listed below      /   /

                                                           Joseph Kristul
 INSTRUCTION: To withhold authority for any individual     Maria Kristul
 nominee, strike a line through or otherwise strike the    Robert A. Shuey
 nominee's name in the list at right.                      Robert A. Forrester
                                                           Alex Rotzang
                                                           J. Peter Gaskins

2. PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 20,000,000.

         FOR /   /             AGAINST /   /                   ABSTAIN   /   /

3. PROPOSAL TO RATIFY THE SELECTION OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

         FOR /   /             AGAINST /   /                   ABSTAIN   /   /


In their discretion, the Proxies are authorized to vote upon such other matters that may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED FOR PROPOSALS 1, 2 AND 3

Signatures of Stockholder(s) ___________________________________ Dated
_________________ NOTE: Signature should agree with name on stock certificate. Executors, administrators, trustees and other fiduciaries should so indicate when signing.